                                                                     EXHIBIT 7.8

                          STOCK SUBSCRIPTION AGREEMENT


                                December 15, 1998


Peter W. Nauert (the "Investor")
c/o Geneva Capital
1750 East Golf Road, Suite 210
Schaumburg, Illinois 60173


Mr. Nauert:

         Ceres Group, Inc., a Delaware corporation and successor-in-interest to Central Reserve Life Corporation, an Ohio corporation (the "Company"), agrees with Investor as follows:

         1. Sale and Purchase of Subscription Shares. Pursuant to the Company's private placement offering (the "Offering") of 2,000,000 shares of common stock, par value $0.001 per share, of the Company (the "Common Shares") and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to Investor, and by its acceptance of the Agreement Investor agrees to purchase from the Company for investment, on the Closing Date referred to below, the number of Common Shares set forth opposite Investor's signature below. As consideration for the purchase of Common Shares, Investor shall pay to the Company the sum of $7.50 multiplied by the number of Common Shares set forth opposite Investor's signature below (the "Purchase Price"). The Common Shares being purchased by Investor are referred to as the "Subscription Shares."

         The time and date of such sale and purchase of Subscription Shares shall be January 15, 1999 or such other time and date (the "Closing Date") as the Company may fix on two day's notice to Investor.

         On or before the Closing Date, Investor shall deliver to Company or its designated representatives, the Purchase Price by wire transfer of immediately available funds. The closing shall take place at the Company's offices, 17800 Royalton Road, Strongsville, Ohio 44136. Within five days of the Closing Date or as soon as practicable thereafter, the Company will deliver a certificate to Investor for the Subscription Shares. The Company will bear all expenses in connection with the preparation, issuance and delivery of the certificates representing the Subscription Shares.

         2. Representation and Warranty of the Company. The Company represents and warrants to Investor that (a) the Subscription Shares, when issued, will be duly authorized, validly




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issued, fully paid and nonassessable by the Company and (b) the issuance of the
Subscription Shares will not entitle any holder of Common Shares to preemptive rights.

         3.       Representations and Warranties of Investor.

                  (a) Authority. If Investor is a natural person, Investor has all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements to be delivered by Investor, if any, on the Closing Date and to carry out the transactions contemplated hereby and thereby. If Investor is a corporation, limited liability company, partnership or other entity, Investor has all requisite corporate, limited liability company, partnership or other, as applicable, power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements to be delivered by Investor, if any, on the Closing Date and to carry out the transactions contemplated hereby and thereby. All corporate, limited liability company, partnership, as applicable, and other acts or proceedings required to be taken by Investor to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

                  (b) Validity. This Agreement has been, and the documents to be delivered on the Closing Date by Investor, if any, will be, duly executed and delivered and constitute lawful, valid and legally binding obligations of Investor, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, charge or encumbrance of any kind or the acceleration of any indebtedness or other obligation of Investor and are not prohibited by, do not violate or conflict with any provision, and do not constitute a default under or a breach of (i) Investor's certificate or articles of incorporation or formation, bylaws, or other governing documents, (ii) any note, bond, indenture, contract, agreement, permit, license or other instrument to which Investor is a party or by which Investor or any of its assets is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to such Investor, or (iv) any law, rule or regulation applicable to Investor.

                  (c) Due Organization. Investor is a corporation, limited liability company, partnership or other entity, as applicable, duly organized and validly existing under the laws of its state of formation, and has full power and authority to carry on the business in which it is engaged.

                  (d) Brokers. Investor has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders' fees with respect to this Agreement or the transactions contemplated hereby.

                  (e)      Investment Representation.

                           (i) Investor understands that the Subscription Shares
                  have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities



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Act"), as of the Closing Date or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

                           (ii)     Investor represents that:

                                    (A) it is acquiring the Subscription Shares
                           solely for its own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act;

                                    (B) it is a sophisticated investor with
                           knowledge and experience in business and financial matters;

                                    (C) it has had access to all reports filed
                           by the Company during the current year and the year preceding the current year pursuant to the Securities Exchange Act of 1934, as amended, and has had the opportunity to obtain additional information, including the November 1998 Confidential Information Memorandum prepared by Chase Manhattan Bank in connection with the debt financing to be obtained for the acquisition of Continental General Corporation, a Nebraska corporation ("Continental General"), an actuarial analysis of Continental General dated November 2, 1998 prepared by Milliman & Robertson, Inc. and an actuarial analysis of the insurance business of the Company's subsidiary updated on September 28, 1998 prepared by Milliman & Robertson, Inc. in order to evaluate the merits and risks inherent in holding the Subscription Shares;

                                    (D) it has not been offered the Subscription
                           Shares by any form of general advertising or general solicitation;

                                    (E) it is able to bear the economic risk and
                           lack of liquidity inherent in holding the Subscription Shares;

                                    (F) it has been given the opportunity to ask
                           questions of, and to receive answers from, the Company, or a person or persons acting on its behalf, concerning the terms and conditions of the Offering and the acquisition of Continental General; and it has obtained all such information deemed necessary or appropriate in order to evaluate whether to purchase the Subscription Shares; and

                                    (G) it is an "accredited investor" (as
                           defined in the Securities Act).

                           (iii) The certificate(s) representing the
                  Subscription Shares shall bear the following legend:





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                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ANY TRANSFER HEREOF IS SUBJECT TO COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND REGULATIONS.

                  (g) Qualification and Conflicts. To the knowledge of Investor, neither Investor nor any person holding any interest in Investor, directly or indirectly, is disqualified from holding a direct or indirect interest in the Company and its subsidiaries under the regulations of any state or other governmental entity regulating the Company or any subsidiaries of the Company or the business thereof nor is subject to any regulation, agreement or other restriction that limits or precludes their ownership of an interest in the Company or its subsidiaries or restricts their right to participate in the management thereof.

         4.       Conditions to Purchase and Sale of Subscription Shares.

                  (a) Investor's obligation to purchase and pay for the Subscription Shares shall be subject to the following conditions:

                           (i) The accuracy on the Closing Date of the
                  representations and warranties of the Company herein contained.

                  (b) The Company's obligation to sell the Subscription Shares is subject to the following conditions:

                           (i)   the  accuracy  on  the  Closing  Date  of  the
representations and warranties of Investor contained in this Agreement;

                           (ii)  receipt by the Company of the Purchase Price;
and
                           (iii) receipt by the Company of a fairness opinion
                  from Advest, Inc. with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be received in the Offering.

         5. Additional Agreements. Investor and the Company acknowledge that the Subscription Shares are bound by and subject to the Stockholders Agreement by and among the Company and the security holders listed on the signatures pages thereof, dated as of July 1, 1998 (the "Stockholders Agreement"), and the Voting Agreement, as of July 1, 1998, by and among the Company and the security holders listed on the signatures pages thereof (the "Voting Agreement"). Investor and the Company also acknowledge that the Subscription Shares are "Registrable Shares" as that term is defined in the Registration Rights Agreement, dated as of July 1, 1998, between the Company and the persons and entities set forth on the signature pages attached thereto and as amended through Amendment No. 1 to the Registration Rights Agreement attached hereto as Exhibit A. The certificate(s) representing the Subscription Shares shall also bear the following restrictive



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legends as set forth in Section 3.2 of the Voting Agreement and Section 3.5 of
the Stockholders Agreement:

                  THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER INSTRUCTIONS, VOTING LIMITATIONS, AND OTHER TERMS AND CONDITIONS CONTAINED IN A VOTING AGREEMENT DATED JULY 1, 1998 BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                  THIS SECURITY IS SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JULY 1, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

         6. Acceptance of Subscription. Investor acknowledges that subscriptions will not necessarily be accepted in the order in which they are received, and that the Company may reject any subscription in its sole discretion. In the event that the Company rejects part but not all of the Subscription Shares subscribed for herein, Investor acknowledges that it will be obligated to purchase the balance of the Subscription Shares that are accepted.

         7. Covenants and Representations to Survive Delivery; Assignment. All covenants, agreements, representations and warranties made in this Agreement and in the certificates delivered pursuant to this Agreement will survive the delivery to Investor of the Subscription Shares and payment therefor and, notwithstanding any investigation previously or in the future made by Investor or on Investor's behalf, shall continue in full force and effect. Investor may not assign any of its rights hereunder; provided, however, that with the prior written consent of the Company, the rights created by this Section may be transferred to such transferee of the Subscription Shares as is permitted by such consent. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, successors and permitted assigns of such party, and all covenants, promises and agreements in this agreement by or on behalf of the Company, or by or on behalf of Investor, shall bind and inure to the benefit of the heirs, successors and permitted assigns of such party hereto.

         8. Governing Law; Amendments. This Stock Subscription Agreement shall be construed and enforced in accordance with the domestic substantive laws of the State of Ohio without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other state. This Stock Subscription Agreement cannot be changed orally, and can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought.

         9. Execution in Counterparts. This Stock Subscription Agreement may be executed by any one or more of the parties will in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

         10. Variations in Pronouns. All pronouns and nouns and any variations thereof refer to the masculine, feminine, neuter, singular or plural, as the context may require.




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         If the terms and conditions of this Agreement are satisfactory to you, please sign the form of acceptance on the enclosed counterpart and return it to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       CERES GROUP, INC.
                                       /s/ Val Rajic
                                       --------------------------------
                                       By: Val Rajic
                                       Its: Executive Vice President



         The foregoing agreement is hereby accepted as of the date first above written.



Number of Subscription Shares:   62,000          /s/ Peter W. Nauert
                               -----------       ------------------------------
Purchase Price:      $465,000.00                 PETER W. NAUERT
                     -----------
 ($7.50 x number of Subscription Shares)




                             Page 131 of 136 Pages
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                                                           EXHIBIT A

                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

         This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT is made and entered into this ___ day of February, 1999, by and between Ceres Group, Inc., a Delaware corporation and successor-in-interest to Central Reserve Life Corporation, an Ohio corporation (the "Company"), and the persons and entities set forth on the signature page attached hereto.

         WHEREAS, the Company and Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., Peter W. Nauert, Michael A. Cavataio, Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option Director Plan FBO Michael Cavataio #08590033, Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option Director Plan FBO Michael Cavataio #08590034, Karon Hill, Val Rajic, Turkey Vulture Fund XIII, Ltd., Marc C. Krantz, Krantz Family Limited Partnership, Medical Mutual of Ohio, United Payors and United Providers, Inc., Howard R. Conant, Joseph Cusimano IRA, and LEG Partners SBIC, L.P. (collectively the "Investors"), executed a Registration Rights Agreement, dated July 1, 1998 (the "Registration Rights Agreement") pursuant to which the Investors would have certain registration rights relating to shares of the Company's common stock, par value $0.001 per share (the "Common Shares"), owned by the Investors;

         WHEREAS, the Company has offered 2,000,000 Common Shares (the "Offering Shares") in a private placement offering of even date herewith (the "Offering");

         WHEREAS, the Company desires to include the Offering Shares in the Registration Rights Agreement and make the purchasers of the Offering Shares subject to and bound by the Registration Rights Agreement;

         WHEREAS, the purchasers of the Offering Shares have agreed to be bound by and subject to, and have the Offering Shares be included in the definition of "Registrable Shares" in, the Registration Rights Agreement and

         WHEREAS, the Company and the Investors listed on the signature page attached hereto (together the "Parties") have agreed to modify the Registration Rights Agreement upon the terms and conditions set forth herein:

         NOW, THEREFORE, the Parties agree as follows:

         1. The Investors listed on the signature page attached hereto, which are holders of at least a majority of the Registrable Shares (as that term is defined in the Registration Rights Agreement), hereby consent to this amendment to the Registration Rights Agreement pursuant to Section 10.3 thereof.





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         2. The term "Investor" as defined in the Registration Rights Agreement is modified to include the purchasers of Offering Shares that were not "Investors" under the Registration Rights Agreement as of July 1, 1998.

         3. The terms "Offering" and "Offering Shares" shall be added to Section 1 of the Registration Rights Agreement and shall be as follows:

         "Offering" means the offering by the Company of 2,000,000 Common Shares in a private placement offering in connection with the acquisition of Continental General Corporation, a Nebraska corporation.

         "Offering Shares" means the 2,000,000 Common Shares offered by the Company in the Offering.

         4. The definition of "Registrable Shares" in Section 1 of the Registration Rights Agreement is modified, in its entirety, as follows:

         "Registrable Shares" means at any time (i) any Common Shares then outstanding which were issued pursuant to the Stock Purchase Agreement; (ii) any Common Shares then outstanding which were issued pursuant to the Offering; (iii) any Common Shares then outstanding and held by any Investor (including the Common Shares issuable upon exercise of the Warrants (as defined in the Stock Purchase Agreement)); (iv) any Common Shares then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect or in replacement of any shares referred to in (i), (ii) or (iii); and (v) any Common Shares then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i), (ii) or (iii); provided, however, that Registrable Shares shall not include any shares which have been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Shares, whether or not such acquisition actually has been effected.

         5. All questions concerning the construction, validity and interpretation of this Amendment No. 1 to the Registration Rights Agreement, and the performance of the obligations imposed by this Amendment No. 1, shall be governed by the laws of the State of Ohio applicable to contracts made and wholly performed in that state.

         6. Except as specifically provided herein, all other terms of the Registration Rights Agreement shall apply and shall remain unmodified and in full force and effect.






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         IN WITNESS WHEREOF, the Parties hereby execute this Amendment No. 1 to the Registration Rights Agreement as of the date set forth above.

                                CERES GROUP, INC.


                                -------------------------------------
                                By:
                                Its:








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                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
             CONSENT OF HOLDERS OF A MAJORITY OF REGISTRABLE SHARES

                   INSURANCE PARTNERS, L.P.

                   By: Insurance GenPar, L.P.,
                          its General Partner

                               By: Insurance GenPar MGP, L.P.,
                                   its General Partner

                                       By: Insurance GenPar MGP, Inc.,
                                           its General Partner


                                       --------------------------------------
                                       By:
                                       Its:


                   INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.

                   By: Insurance GenPar (Bermuda), L.P.,
                       its General Partner

                           By: Insurance GenPar (Bermuda) MGP, L.P.,
                               its General Partner

                                   By: Insurance GenPar (Bermuda) MGP, Ltd.,
                                          its General Partner

                                   -------------------------------------
                                   By:
                                   Its:



                   ---------------------------------------------------------
                   PETER W. NAUERT




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SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT


                            [NAME OF INVESTOR]


                            -------------------------------------
                            By:
                            Its:




                             Page 136 of 136 Pages